FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman
April 23, 2010		United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. ANNOUNCES
UNAUDITED FIRST QUARTER 2010 RESULTS

TECUMSEH, MI – United Bancorp, Inc. (UBMI) reported a consolidated net loss of $809,000, or $.21 per share of common stock, compared to a loss of $4.7 million or $.96 per share for the same quarter of 2009. The first quarter of 2009 included a one-time goodwill impairment charge. The loss for the most recent quarter resulted from a substantial provision to the Company's allowance for loan losses, increased FDIC insurance premiums and costs related to other real estate owned properties.

Robert K. Chapman, President and Chief Executive Officer of the Company, reported that net interest income for the quarter improved by 1.9% over the first quarter of 2009, and noninterest expenses excluding the one-time goodwill impairment charge were down 10.4%. The Company's pre-tax, pre-provision income of $3.3 million for the first quarter of 2010 was up from $3.1 million for the same quarter last year, for an improvement of 5.8%. This calculation adjusts net income before tax by the amount of the Company's provision for loan losses and one-time goodwill impairment charge in the first quarter of 2009.

Mr. Chapman commented that the Company’s business includes a diversity of sources of noninterest income which, combined with recent expense reductions, have resulted in core earnings that continue to help reduce the impact of its loan losses. He indicated that the additions to the provision for loan losses for the first quarter of 2010 resulted primarily from further deterioration of previously identified credit issues. He noted that the Company’s provision for loan losses in the first quarter of 2010 was at its lowest level for the most recent six quarters.

Results of Operations

The Company’s total revenues (consisting of net interest income and noninterest income) for the first quarter of 2010 declined by $714,000, or 6.1% compared to the first quarter of 2009. Net interest income, which remained relatively strong, improved by 1.9% for the first quarter of 2010 compared to the first quarter of 2009. At the same time, net interest income levels declined slightly from the fourth quarter of 2009, which represented record levels for the Company.

Total noninterest income, which provided 29.5% of net revenue for the first quarter of 2010, declined by 21.1% from the first quarter of 2009. This decline was primarily a result of lower levels of income from loan sales and servicing. The Company’s volume of rate-driven refinancing of residential mortgages has slowed in the past six months, resulting in a reduction of the volume of mortgage loans sold in the secondary market and a corresponding decline in gains on the sale of those loans.

Total noninterest expenses for the first quarter of 2010 were down 10.4% from the first quarter of 2009, excluding the first quarter 2009 one-time goodwill impairment charge. While FDIC insurance costs and expenses related to nonperforming loans have increased, reductions in compensation costs have more than offset those increases. Chapman commented “Previously-announced cost containment and reduction measures helped to reduce noninterest expenses in the first quarter of 2010 compared to prior quarters. Among those, the Company implemented a number of staff reductions in the fourth quarter of 2009, which along with attrition, should result in annualized savings in excess of $1.0 million in 2010.” Reductions were also made in Director compensation for 2010.

The Company’s provision for loan losses of $4.8 million in the first quarter of 2009 was down from $5.3 million for the prior quarter and $6.9 million for the first quarter of 2009, and was the lowest quarterly level of the most recent six quarters.

Balance Sheet

Consolidated assets of the Company have increased by 2.6% in the past twelve months, reaching $900.8 million at March 31, 2010. The Company has significantly enhanced its liquidity position as federal funds sold and interest bearing balances with banks were $115.0 million at March 31, 2010, compared with $52.6 million at March 31, 2009. The Company expects to continue to maintain these higher levels of liquidity during this period of economic uncertainty.

Gross portfolio loans have declined by $16.0 million from the end of 2009, for a decrease of 2.5% as a result of slowing of loan demand and the Company’s effective use of loan sales and servicing. The Banks generally sell their fixed rate long-term residential mortgages in the secondary market, and retain adjustable rate mortgages for their portfolios. While the Company’s portfolio loans have decreased by $56.3 million or 8.2% during the past twelve months, the balance of loans serviced for others increased by $170.3 million, or 45.0%, during the same time period.

Total deposits were $781.9 million at March 31, 2010, down $865,000 from December 31, 2009, and deposit growth for the past twelve months was $40.7 million, or 5.5%. Chapman noted that the majority of the Banks’ deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. As a result of its strong core funding, the Company’s cost of deposits was 1.29% in the first quarter of 2010, down from 1.89% for the first quarter of 2009.

Asset Quality

Net charge-offs during the first quarter of 2010 were $3.5 million, down from $11.3 million for the fourth quarter of 2009. Additions to the provision for loan losses for the first quarter of 2010 resulted primarily from further deterioration of previously identified credit issues and to a lesser extent from newly identified credit issues.

The loan portfolios of the Banks continued to be affected by credit issues with loans for real estate construction and development loans, which have been particularly impacted by declines in housing activity and the resultant impact on real estate values. This category of loans has had a disproportionate impact on the credit quality of the Company. While balances of those loans at March 31, 2010 made up just 8.4% of total portfolio loans, they represented 44.3% of the Company’s impaired loans. At the same time, the Company continued to work down its exposure to this category of loans, and balances of construction and land development loans declined by $19.8 million, or 27.2%, over the last twelve months.

Within the Bank’s loan portfolio, $33.5 million of loans were considered nonperforming at March 31, 2010, compared with $32.7 million as of December 31, 2009 and $29.2 million as of March 31, 2009. Total nonperforming loans as a percent of total portfolio loans moved from 5.03% at the end of 2009 to 5.29% at March 31, 2010, while the allowance coverage of nonperforming loans improved to 63.7% at March 31, 2010, up from 61.2% at December 31, 2009.

Capital Position

As announced on April 1, 2010, the Company consolidated and merged its two subsidiary banks into one consolidated bank operating under the charter and name of United Bank & Trust. The consolidated bank continues to operate the same banking offices in the same markets that UBT and UBTW operated prior to the consolidation. The Company expects the merger to allow the Company to more effectively deploy the capital of the Company and the consolidated bank while gaining operating efficiencies and providing service improvements to its customers.

About United Bancorp, Inc.

United Bancorp, Inc. is a bank holding company that is the parent company for United Bank & Trust. The bank operates sixteen banking offices in Lenawee, Washtenaw and Monroe counties, and maintains an active wealth management group that serves the Company’s market area. For more information, visit the company’s website at www.ubat.com.

Forward-Looking Statements

This report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to real estate valuation, future levels of non-performing loans, the rate of asset dispositions, capital raising activities, dividends, future growth and funding sources, future liquidity levels, future profitability levels, our ability to successfully consolidate our subsidiary banks, the benefits of the bank consolidation on our clients, bank co-workers and the local communities in which we operate, the effects on earnings of changes in interest rates and the future level of other revenue sources. All of the information concerning interest rate sensitivity is forward-looking. Accounting estimates, including among others, determination of the provision and allowance for loan losses, the carrying value of goodwill, mortgage servicing rights, deferred tax assets, and investment securities (including whether any impairment is temporary or other than temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to fully comply with all of the provisions of our memoranda of understanding, improve regulatory capital ratios, successfully implement new programs and initiatives, increase efficiencies, address regulatory issues, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on United Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. United Bancorp, Inc. undertakes no obligation to update, clarify or revise forward-looking statements to reflect developments that occur or information obtained after the date of this report.

Risk factors include, but are not limited to, the risk factors described in "Item 1A – Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2009; the timing and level of asset growth; changes in market interest rates, changes in FDIC assessment rates, changes in banking laws and regulations; changes in property values, asset quality and the financial capability of borrowers; actions of bank regulatory authorities; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; the impact of possible future litigation; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; changes in value and credit quality of investment securities; the local and global effects of current and future military actions; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Unaudited Consolidated Financial Statements Follow.

United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Balance Sheet Data (Unaudited)

Dollars in thousands	Mar. 31,	Dec. 31,	Percent	Mar. 31,	Percent
Period-end Balance Sheet	2010	2009	Change	2009	Change
Assets
Cash and due from banks	$11,796	$10,047	17.4%	$15,206	-22.4%
Interest bearing bal. with banks	114,986	115,247	-0.2%	52,631	118.5%
Federal funds sold	-	295	-100.0%	-	0.0%
Total cash & cash equivalents	126,782	125,589	0.9%	67,837	86.9%

Securities available for sale	96,444	92,146	4.7%	90,303	6.8%
FHLB Stock	2,992	2,992	0.0%	2,992	0.0%
Loans held for sale	10,231	7,979	28.2%	3,693	177.0%

Portfolio loans
Personal	111,238	110,702	0.5%	110,193	0.9%
Business	431,055	447,336	-3.6%	482,019	-10.6%
Residential mortgage	91,721	92,015	-0.3%	98,143	-6.5%
Total portfolio loans	634,014	650,053	-2.5%	690,355	-8.2%
Allowance for loan losses	21,351	20,020	6.6%	20,698	3.2%
Net loans	612,663	630,033	-2.8%	669,657	-8.5%

Premises and equipment, net	12,024	12,332	-2.5%	12,926	-7.0%
Bank owned life insurance	13,052	12,939	0.9%	12,569	3.8%
Other assets	26,602	25,318	5.1%	18,361	44.9%
Total Assets	$900,790	$909,328	-0.9%	$878,338	2.6%

Liabilities
Deposits
Non-interest bearing	$101,841	$99,893	2.0%	$105,191	-3.2%
Interest bearing	680,095	682,908	-0.4%	636,091	6.9%
Total deposits	781,936	782,801	-0.1%	741,282	5.5%
FHLB advances outstanding	35,598	42,098	-15.4%	48,126	-26.0%
Other liabilities	3,427	3,562	-3.8%	3,676	-6.8%
Total Liabilities	820,961	828,461	-0.9%	793,084	3.5%

Shareholders' Equity	79,829	80,867	-1.3%	85,254	-6.4%
Total Liabilities and Equity	$900,790	$909,328	-0.9%	$878,338	2.6%

	First Quarter
Average Balance Data	2010	2009	% Change
Total loans	$654,936	$704,412	-7.0%
Earning assets	865,738	837,712	3.3%
Total assets	909,196	866,243	5.0%
Deposits	787,294	727,715	8.2%
Shareholders' Equity	81,072	86,081	-5.8%

Asset Quality
Net charge offs	$3,011	$4,484	-32.8%
Non-accrual loans	29,712	25,962	14.4%
Non-performing loans	33,527	29,181	14.9%
Non-performing assets	36,880	32,582	13.2%
Nonperforming loans/total loans	5.29%	4.23%	25.1%
Allowance for loan loss/total loans	3.37%	3.00%	12.3%
Allowance/nonperforming loans	63.7%	70.9%	-10.2%

United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Income Statement and Performance Data (Unaudited)

Dollars in thousands except per share data	Three months ended Mar. 31,
Consolidated Income Statement	2010	2009	% Change
Interest Income
Interest and fees on loans	$9,406	$10,141	-7.2%
Interest on investment securities	769	871	-11.7%
Interest on fed funds sold & bank balances	73	17	329.4%
Total interest income	10,248	11,029	-7.1%

Interest Expense
Interest on deposits	2,194	2,938	-25.3%
Interest on FHLB advances	347	529	-34.4%
Total interest expense	2,541	3,467	-26.7%
Net Interest Income	7,707	7,562	1.9%
Provision for loan losses	4,800	6,870	-30.1%
Net Interest Income After Provision	2,907	692	320.1%

Noninterest Income
Service charges on deposit accounts	539	683	-21.1%
Trust & Investment fee income	1,043	996	4.7%
Gains (losses) on securities transactions	-	(13)	-100.0%
Income from loan sales and servicing	892	1,625	-45.1%
ATM, debit and credit card fee income	445	508	-12.4%
Income from bank-owned life insurance	113	122	-7.4%
Other income	192	162	18.5%
Total noninterest income	3,224	4,083	-21.0%

Noninterest Expense
Salaries and employee benefits	3,938	4,606	-14.5%
Occupancy and equipment expense	1,336	1,349	-1.0%
External data processing	294	408	-27.9%
Advertising and marketing expenses	167	238	-29.8%
Attorney & other professional fees	351	263	33.5%
Director fees	88	112	-21.4%
Expenses relating to ORE property	315	409	-23.0%
FDIC Insurance premiums	437	296	47.6%
Goodwill impairment	-	3,469	-100.0%
Other expense	733	871	-15.8%
Total noninterest expense	7,659	12,021	-36.3%
Loss Before Federal Income Tax	(1,528)	(7,246)	-78.9%
Federal income tax	(719)	(2,547)	-71.8%
Net Loss	$(809)	$(4,699)	-82.8%

Performance Ratios
Return on average assets	-0.36%	-1.06%
Return on average equity	-4.05%	-10.65%
Pre-tax, pre-provision ROA (1)	1.44%	1.43%	0.8%
Net interest margin (FTE)	3.69%	3.84%	-3.8%
Efficiency ratio	69.0%	101.1%	-31.8%

Common Stock Performance
Basic & diluted earnings (loss) per share	$(0.21)	$(0.96)	-78.1%
Dividends per share	0.00	0.02	-100.0%
Dividend payout ratio	NA	NA	NA
Book value per share	$11.76	$12.88	-8.7%
Market value per share (2)	7.00	6.50	7.7%

(1)	Excludes first quarter 2009 goodwill impairment charge
(2)	Market value per share is based on the last reported transaction on OTCBB before period end.

United Bancorp, Inc. and Subsidiaries
Trends of Selected Consolidated Financial Data (Unaudited)

Dollars in thousands except per share data	2010	2009
Balance Sheet Data	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Period-end:
Portfolio loans	$634,014	$650,053	$675,306	$677,571	$690,355
Total loans	644,245	658,032	683,204	691,371	694,048
Allowance for loan losses	21,351	20,020	26,003	21,050	20,698
Earning assets	858,667	868,712	877,241	844,246	839,974
Total assets	900,790	909,328	909,848	883,130	878,338
Deposits	781,936	782,801	783,699	751,284	741,282
Shareholders' Equity	79,829	80,867	81,965	84,287	85,254
Average:
Total loans	$654,936	$679,090	$689,959	$699,115	$704,412
Earning assets	865,738	870,253	866,377	845,415	837,712
Total assets	909,196	904,218	898,426	887,913	866,243
Deposits	787,294	777,938	760,086	746,346	727,715
Shareholders' Equity	81,072	81,913	85,066	85,493	86,081

Income Statement Summary
Net interest income	$7,708	$8,180	$7,860	$7,913	$7,562
Provision for loan losses	4,800	5,300	8,200	5,400	6,870
Non-interest income	3,224	4,022	4,081	4,713	4,083
Non-interest expense	7,659	7,953	8,443	8,699	8,553
Federal income tax	(719)	(569)	(1,812)	(711)	(2,547)
Net loss	$(809)	$(482)	$(2,890)	$(762)	$(4,699)
Basic & diluted loss per common share	$(0.21)	$(0.15)	$(0.62)	$(0.20)	$(0.96)

Performance Ratios and Liquidity
Return on average assets	-0.36%	-0.21%	-1.28%	-0.34%	-2.20%
Return on average common equity	-4.05%	-2.34%	-13.48%	-3.54%	-22.14%
Pre-tax, pre-provision ROA (1)	1.44%	1.88%	1.56%	1.77%	1.43%
Net interest margin (FTE)	3.69%	3.84%	3.77%	3.88%	3.84%
Efficiency ratio	69.0%	64.9%	69.3%	67.6%	101.1%
Ratio of loans to deposits	81.1%	83.0%	86.2%	90.2%	93.1%

Asset Quality
Net charge offs	$3,011	$11,282	$3,247	$5,048	$4,484
Non-accrual loans	29,712	26,188	30,017	23,889	25,962
Non-performing loans	33,527	32,697	35,366	27,547	29,181
Non-performing assets	36,880	35,500	38,352	31,213	32,582
Nonperforming loans/total loans	5.29%	5.03%	5.24%	4.07%	4.23%
Allowance for loan loss/total loans	3.37%	3.08%	3.85%	3.11%	3.00%
Allowance/nonperforming loans	63.7%	61.2%	73.5%	76.4%	70.9%

Market Data for Common Stock
Book value per share	$11.76	$11.98	$12.22	$12.68	$12.88
Market value per share (2)
High	8.50	6.50	6.90	7.00	10.50
Low	4.35	5.00	4.74	5.60	5.50
Period-end	7.00	5.25	6.00	6.10	6.50
Period-end shares outstanding	5,072	5,066	5,059	5,059	5,059
Average shares outstanding	5,068	5,066	5,059	5,059	5,054

Capital and Stock Performance
Tier 1 Leverage Ratio	8.4%	8.6%	8.9%	9.4%	9.7%
Total capital to risk-weighted assets	13.4%	13.2%	13.1%	13.4%	13.3%
Dividends per common share	$-	$-	$-	$-	$0.02
Dividend payout ratio	0.0%	0.0%	0.0%	0.0%	NA
Price/earnings ratio (TTM)	NA	NA	NA	NA	NA
Period-end common stock market price/book value	59.5%	43.8%	49.1%	48.1%	50.5%

(1)	Excludes first quarter 2009 goodwill impairment charge
(2)	Market value per share is based on the last reported transaction on OTCBB before period end.